UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179
(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On April 28, 2009, Adrenalina announced that, in light of its ongoing evaluations of its assets, business and cash requirements, it is unable to file its Form 10-K for the period ended December 31, 2008 within the prescribed period of time.  The Company is researching strategic alternatives to enhance operating performance and stockholder value, including restructuring its balance sheet, reducing costs and negotiating with its creditors to address the Company’s liquidity issues and implementing a revised strategic plan.  There can be no assurance, however, that these initiatives will be successful.

The information in this Item 8.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adrenalina

Date: April 28, 2009	By:	/s/ Michael Labinski
Michael Labinski
Chief Financial Officer